Exhibit 10.13

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AGREEMENT is made as of July 20, 2011, by NORTHEAST LCD CAPITAL, LLC. (“Pledgor”) in favor of Square 1 Bank (the “Bank”) (the “Pledge Agreement”).

RECITALS

A.                                   Lucid, Inc. (the “Borrower”) and Bank have entered into a Loan and Security Agreement dated as of July 20, 2011 (said agreement, as it may hereafter be amended from time to time, being the “Loan Agreement,”), pursuant to the terms of which Bank may extend certain credit facilities to Borrower. Pledgor expects to derive economic benefit from Bank’s doing so and from Bank dealing with Borrower in accordance with the Loan Agreement, and therefore the Pledgor wishes to enter into this Pledge Agreement to secure performance and payment, up to the amount stated on Exhibit “A” hereto, of Borrower’s Obligations to Bank under the Loan Agreement. Capitalized terms not otherwise defined herein shall have the same meaning as in the Loan Agreement. Pledgor has agreed to secure a certain portion of the obligations of the Borrower under the Loan Agreement with the Money Market Account described on attached Exhibit A (as may be amended from time to time, the “Cash Secured Collateral”).

NOW, THEREFORE, Pledgor and Bank agree as follows:

1.                                       Pledge of Collateral. Pledgor hereby pledges to Bank and grants to Bank a security interest in the Cash Secured Collateral, together with all proceeds and substitutions thereof, all interest paid thereon, and all other cash and non-cash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”), as security for the prompt performance of all of Borrower’s Obligations owed to Bank.

2.                                       Representations, Warranties and Covenants. Pledgor represents and warrants to and covenants with Bank that:

(a)                                  The Pledged Collateral is owned by Pledgor free and clear of any security interests, liens, encumbrances, options or other restrictions created by Pledgor;

(b)                                 Pledgor has full power and authority to create a first lien on the Pledged Collateral in favor of Bank and no disability or contractual obligation exists that would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Pledge Agreement, and Pledgor will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral;

(c)                                  The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Pledgor knows of no reasonable grounds for the institution of any such proceedings; and

(d)                                 Pledgor shall not transfer, encumber, dispose of, or otherwise direct the payment of any proceeds, interest, or amounts payable with respect to the Pledged Collateral for so long as it is subject to this Pledge Agreement.

All the above representations and warranties shall survive the making of this Pledge Agreement.

3.                                       Events of Default. Each of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)                          The occurrence and continuance of an Event of Default under the Loan Agreement; or

(b)                                 The breach of any provision of this Pledge Agreement by Pledgor or the failure by Pledgor to observe or perform any of the provisions of this Pledge Agreement.

4.                                       Bank’s Remedies Upon Default.

Upon the occurrence of an Event of Default, Bank shall have the right to exercise all such rights as a secured party under the North Carolina Uniform Commercial Code as it, in its sole judgment, shall deem necessary or appropriate. After the disposal of any of the Pledged Collateral, Bank may deduct all reasonable legal and other expenses and attorney’s fees for protecting its interests and enforcing its remedies under the Loan Agreement and this Pledge Agreement and shall apply the residue of the proceeds to, or hold as a reserve against, the Obligations in such manner as Bank in its sole discretion shall determine, and shall pay the balance, if any to Pledgor.

5.                                       Waivers; Indemnification

(a)                                  Demand; Protest. Pledgor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Pledgor may in any way be liable.

(b)                                 Indemnification. Pledgor agrees to defend, indemnify and hold harmless Bank and its officers, employees, and Banks against all losses or expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Pledgor, under this Pledge Agreement (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

6.                                       Notices. Unless otherwise provided in this Pledge Agreement, all notices or demands by any party relating to this Pledge Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid tele-facsimile to Pledgor or to Bank, as the case may be, at its addresses set forth in the Pledge Agreement.

7.                                       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

This Pledge Agreement shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina, without regard to principles of conflicts of laws. Jurisdiction shall lie in the State of North Carolina. All disputes, controversies, claims, actions and similar proceedings arising with respect to your account or any related agreement or transaction shall be brought in the General Court of Justice of North Carolina sitting in Durham County, North Carolina or the United States District Court for the Middle District of North Carolina, except as provided below with respect to arbitration of such matters. PLEDGOR AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE LOAN AGREEMENT, OR ANY OTHER TRANSACTIONS BETWEEN PLEDGOR AND BANK, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS PLEDGE AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Pledge Agreement or any of the transactions contemplated herein will be finally settled by binding arbitration in Durham, North Carolina in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply North Carolina law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the patties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator

8.                                       GENERAL PROVISIONS

a)                                      Successors and Assigns. This Pledge Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Pledge Agreement nor any rights hereunder may be assigned by Pledgor without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Pledgor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

b)                                     Time of Essence. Time is of the essence for the performance of all obligations set forth in this Pledge Agreement.

c)                                      Severability of Provisions. Each provision of this Pledge Agreement shall be severable from every other provision of this Pledge Agreement for the purpose of determining the legal enforceability of any specific provision.

d)                                     Amendments in Writing, Integration. This Pledge Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Pledge Agreement, if any, are merged into this Pledge Agreement and the Loan Agreement documents. The parties intend that the Cash Secured Collateral amount maintained in the account(s) described in Exhibit A may be modified from time to time with the written consent of the Pledgor, not to exceed the maximum amount set forth in the Pledge Agreement.

e)                                      Counterparts. This Pledge Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Pledge Agreement.

f)                                        Survival. All covenants, representations and warranties made in this Pledge Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Pledgor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 5(b) shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement the day and year first above written.

SQUARE 1 BANK

By:	/s/ Evan Travis

Title:	VBO

NORTHEAST LCD CAPITAL, LLC

By:	/s/ C. Wesley Crowell

Title:	Manager

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

Money Market Account #2020675 held at Square 1 Bank, 406 Blackwell St., Suite 240, Durham, North Carolina, 27701, in a principal amount equal to Five Hundred Thousand Dollars and No Cents ($500,000.00).